UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2011

UNITIL CORPORATION

(Exact name of registrant as specified in its charter)

New Hampshire	1-8858	02-0381573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Liberty Lane West, Hampton, New Hampshire		03842-1720
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (603) 772-0775

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Amended and Restated 2003 Stock Plan

On March 24, 2011, the Board of Directors of Unitil Corporation (the “Company”) amended the Company’s 2003 Restricted Stock Plan (the “Amendment”) and restated the 2003 Restricted Stock Plan, as amended, in its entirety as the Company’s Amended and Restated 2003 Stock Plan (the “Plan”).

The Amendment adds restricted stock units as a type of award that the Company may grant to the Company’s and its subsidiaries’ employees, Directors or consultants pursuant to the Plan. The Amendment provides that:

•

a restricted stock unit is a notional unit of measurement denominated in shares of the Company’s common stock (i.e., one restricted stock unit is equivalent in value to one share of the Company’s common stock);

•

restricted stock units represent an unfunded, unsecured right to receive (i) shares of the Company’s common stock, (ii) cash in an amount equal to the fair market value of shares that otherwise would have been received or (iii) a combination thereof;

•	restricted stock units will be settled (i.e., paid out) upon or following their vesting;

•

the Company may grant restricted stock units that include the right to receive dividend equivalents. A dividend equivalent is an unfunded, unsecured right to receive (or be credited with) an amount equal to the regular cash dividend payments (if any) the recipient of restricted stock units would have been entitled to had he or she held the shares of the Company’s common stock underlying the restricted stock units on the record date of such dividend payment;

•	any unvested restricted stock units generally will vest upon a Change in Control (as defined in the Plan); and

•	each Director of the Company may elect to receive restricted stock units in lieu of any shares that such Director otherwise would receive for his or her services as a Director.

The Amendment also makes other non-material revisions to the Plan.

The foregoing description of the Plan is qualified in its entirety by reference to the full text of the Plan, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K.

Restricted Stock Unit Agreement

Also on March 24, 2011, the Board of Directors of the Company adopted and approved a form of Restricted Stock Unit Agreement as the standard form of agreement to be entered into between the Company and each Director of the Company who receives restricted stock units. The form of Restricted Stock Unit Agreement provides that:

•	the restricted stock units will be 100% vested when granted;

•	the restricted stock units generally will be settled by payment to the Director as soon as practicable following the Director’s separation from service to the Company;

•

the restricted stock units will be paid such that the Director will receive (i) 70% of the shares of the Company’s common stock underlying the restricted stock units and (ii) cash in an amount equal to the fair market value of 30% of the shares of the Company’s common stock underlying the restricted stock units;

•	the Director may not sell, assign, transfer, pledge or otherwise dispose of or encumber any restricted stock units; and

•	the Director will be entitled to receive dividend equivalents, which will be converted to additional restricted stock units.

The foregoing description of the form of Restricted Stock Unit Agreement is qualified in its entirety by reference to the full text of the form of Restricted Stock Unit Agreement, which is filed herewith as Exhibit 10.2 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure

On March 24, 2011, the Company adopted a written trading plan under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to facilitate the repurchase of shares of its common stock in connection with its Board of Director Retainer Fees and Employee Length of Service Awards.

The Company’s Rule 10b5-1 trading plan provides that a broker selected by the Company has the authority to repurchase shares of the Company’s common stock on the open market pursuant to the terms and limitations specified in the plan, including compliance with Rule 10b-18 under the Exchange Act. There can be no assurance that any shares will be repurchased by the Company either through its Rule 10b5-1 trading plan or otherwise.

The Company may suspend or terminate its Rule 10b5-1 trading plan at any time, so long as the suspension or termination is made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5 under the Exchange Act, or other applicable securities laws.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Number	Exhibit

10.1	Amended and Restated 2003 Stock Plan

10.2	Restricted Stock Unit Agreement (form of)

10.3	Restricted Stock Agreement (form of)

99.1	10b5-1 Plan Agreement dated March 24, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UNITIL CORPORATION

By:	/s/ Mark H. Collin
Mark H. Collin
Senior Vice President, Chief Financial Officer and Treasurer

Date:	March 29, 2011

EXHIBIT INDEX

Number	Exhibit

10.1	Amended and Restated 2003 Stock Plan

10.2	Restricted Stock Unit Agreement (form of)

10.3	Restricted Stock Agreement (form of)

99.1	10b5-1 Plan Agreement dated March 24, 2011